FILED
2015 NOV 19 PM 5:00

ARTICLES OF MERGER

In accordance with Sections 605.1025 and 607.1109, Florida Statutes, **WORLD HEALTH SOLUTIONS, LLC**, a Florida limited liability company, **NUTRITIONAL HEALTH INSTITUTE LABORATORIES, LLC**, a Florida limited liability company, and **BIOVACCINE, INC.**, a Florida corporation, adopt these Articles of Merger and submit them to the Florida State Corporation Commission for the purposes of merging **NUTRITIONAL HEALTH INSTITUTE LABORATORIES, LLC**, and **BIOVACCINE, INC.**, into **WORLD HEALTH SOLUTIONS, LLC**, the latter of which is to survive the merger.

1. The exact name, jurisdiction, and entity type of each **merging** entity are:

Name	Jurisdiction	Entity Type
Nutritional Health Institute Laboratories, LLC	Florida	Limited Liability Company
Biovaccine, Inc.	Florida	Corporation

2. The exact name, jurisdiction, and entity type of the **surviving** entity are:

Name	Jurisdiction	Entity Type
World Health Solutions, LLC	Florida	Limited Liability Company

3. The attached Plan of Merger was approved by each of the entities that is a party to the merger in accordance with the application provisions of Chapters 605 and 607, F.S., and by each member or shareholder (***Owner***) of a limited liability company or corporation.

4. The limited liability company that is to be the surviving entity is created by the merger and is a domestic filing entity, the public organic record of which is attached.

5. The merger shall become effective on the date these Articles are filed with the Florida Department of State.

World Health Solutions, LLC

By: [signature]
Mehran P. Ghazvini, its Manager

Nutritional Health Institute Laboratories, LLC

By: [signature]
Mehran P. Ghazvini, its Manager

Biovaccine, Inc.

By: [signature]
René M. Reed, its President

h:\bsxtrap\world health solutions\articles merger v4.doc

STATE OF FLORIDA
COUNTY OF Leon

The foregoing instrument was acknowledged before me this 13th day of November, 2015, by **Mehran P. Ghazvini,** as Manager of **WORLD HEALTH SOLUTIONS, LLC,** a Florida limited liability company, on behalf of the company. Such person: ☐ is personally known to me; ☑ produced a current Florida driver's license as identification.

(Notarial Seal)

DANNY E. BLANCO
MY COMMISSION # FF 18529
EXPIRES: May 15, 2017

(Signature of Notary Public)

Danny Blanco
(Typed or Printed Name of Notary Public)

STATE OF FLORIDA
COUNTY OF Leon

The foregoing instrument was acknowledged before me this 13th day of November, 2015, by **Mehran P. Ghazvini,** as Manager of **NUTRITIONAL HEALTH INSTITUTE LABORATORIES, LLC,** a Florida limited liability company, on behalf of the company. Such person: ☐ is personally known to me; ☑ produced a current Florida driver's license as identification.

(Notarial Seal)

DANNY E. BLANCO
MY COMMISSION # FF 18529
EXPIRES: May 15, 2017

(Signature of Notary Public)

Danny Blanco
(Typed or Printed Name of Notary Public)

STATE OF FLORIDA
COUNTY OF Pinellas

The foregoing instrument was acknowledged before me this 10th day of November 2015, by **René M. Reed,** as President of **BIOVACCINE, INC.,** a Florida corporation, on behalf of the corporation. Such person: ☐ is personally known to me; ☑ produced a current Florida driver's license or ______________________ as identification.

(Notarial Seal)

JOYCE CROSS
MY COMMISSION # EE165639
EXPIRES February 01, 2016
(407) 398-0153 FloridaNotaryService.com

(Signature of Notary Public)

(Typed or Printed Name of Notary Public)

h:\lawrap\world health solutions\articles merger v4.doc